U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 23, 2001

SAN HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

                                                                      Colorado                                                          0-16423                                                                                 84-0907969
                                                 (State or Other Jurisdiction                               (Commission File Number)                                                  (IRS Employer Identification Number)
                                                  of Incorporation)

900 West Castleton Road, Suite 100, Castle Rock, Colorado 80104
(Address of Principal Executive Offices, Including Zip Code)

(303) 660-3933
(Registrant's Telephone Number, Including Area Code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

             (a)  On July 23, 2001, SAN Holdings, Inc. (the “Registrant”) engaged Grant Thornton LLP as its independent accountants for the fiscal year ending December 31, 2001. Also on July 23, 2001, Causey, Demgen & Moore Inc. was dismissed as the Registrant's independent accountant.

             (b)  The report of Causey Demgen & Moore on the Registrant’s financial statements for the fiscal year ended December 31, 2000, contained no adverse opinion or disclaimer of opinion nor was it qualified as to audit scope or accounting principles.  Causey Demgen & Moore Inc. was not the Registrant’s Certifying Accountant for the 1999 fiscal year.

             (c)  The Registrant's Board of Directors made the decision to engage Grant Thornton LLP.

             (d)  In connection with the prior audit for the fiscal year ended December 31, 2000, and from December 31, 2000 to July 23, 2001, there have been no disagreements with Causey Demgen & Moore Inc. on any matter of accounting principles and practices, financial statement disclosure or auditing scope or procedure. Causey Demgen & Moore Inc. was not the Registrant’s Certifying Accountant for the 1999 fiscal year.

             (e)  The Registrant did not consult with Grant Thornton LLP with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant’s financial statements.

             (f)  The Registrant has requested that Causey Demgen & Moore Inc. review the disclosures contained herein and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant’s expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein.  Such letter is filed as an exhibit to this Report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (a)  EXHIBITS.

                     Exhibit 16 Letter from Causey Demgen & Moore Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                 SAN HOLDINGS, INC.

Dated:         July 27, 2001                                                                     By: /s/ Holly J. Burlage
                                                                                                                      Holly J. Burlage, CFO
                                                                                                                      And Vice President